EXHIBIT 99.1

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News Release                                                   November 14, 2011

                  FSI ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

         Conference call scheduled for Tuesday Nov., 15, 2011 11:00 a.m.
                      Eastern time, 8:00 a.m. Pacific Time
                            See dial in number below

VICTORIA, BRITISH COLUMBIA, Nov 14, 2011 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE AMEX: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients, water treatment and crop nutrient availability chemistry, as well as biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the Third quarter (Q3) ended Sept. 30, 2011.

Mr. Daniel B. O'Brien, CEO, states, "Revenue growth continues to be very strong. We are pleased with our financial progress given the strength of the non-GAAP operating cash flow and GAAP operating income numbers given below and in the following table. Flexible Solutions would have posted a positive net income from operations for the quarter if not for the income tax expense and the expensing of the sugar to aspartic acid factory construction in Alberta, Canada." Mr. O'Brien continues, "We will continue to execute our long-term strategy of reducing cost of raw materials by manufacturing them in house."

     o Sales in the third quarter (Q3), were $3,861,195, up 44% when compared to sales of $2,676,921, in the corresponding period a year ago. The result was a GAAP accounting net loss of $92,293, or $0.01 per basic weighted average shares for Q3, 2011, compared with a net loss of $155,415, or $0.01 per basic weighted average share, in Q3, 2010. A combination of a much higher income tax expense recognized in Q3, 2011 ($247,634) versus Q3, 2010 ($9,140), higher raw material cost from China, as well as the mix of products sold were the main factors that resulted in a negative net income in Q3.

     o GAAP operating income for the third quarter of 2011 was positive $155,288 compared to negative $146,275 for a net positive change of $301,563. This illustrates the cost control exercised throughout operations.

     o Basic weighted average shares used in computing per share amounts in Q3 were 13,169,991 for 2011 and 13,962,567 for 2010. A share buy back of 792,576 shares in Q1, 2011 is the reason for the reduction of shares outstanding.

     o Non-GAAP operating cash flow: For the 9 months ending Sept. 30, 2011, net income reflects $370,111 of non-cash charges (depreciation and stock option expenses), net --- income tax expense of $862,634, and new factory construction and development costs and related interest expense of $650,969. These items are either non-cash items or items not related to operations or current operating activities. When these items are removed, the Company shows operating cash flow of $2,324,209, or $0.18 per weighted average share. This compares with operating cash flow of 1,737,521, or $0.12 per share, in the corresponding 9 months of 2010 (see the table that follows for details of these calculations).

Per the News Release of November 3rd, successful commercial production has begun at the sugar to aspartic acid plant in Taber, Alberta. The Company will scale up production in this facility over the coming months and the output will be shipped to the Company's Illinois factory for conversion into thermal polyaspartate (TPA).

Swimming pool product sales continue to grow as a result of customer focus on reducing energy and water costs. Ecosavr and Heatsavr reduce energy costs by reducing evaporation of warm swimming pool water.

The NanoChem division continues to contribute most of our sales and cash flow and, new opportunities are unfolding to further increase sales in this division. NanoChem sales have become less seasonal than those of our WaterSavr and Flexible Solutions Ltd divisions. This has lead to less volatility in total revenue figures quarter over quarter. However, in the future, first half sales should be larger than second half. This is due to predicted growth in agricultural product sales, sales which are stronger in the first half of each year.

                                 (TABLE FOLLOWS)


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* CEO, Dan O'Brien has scheduled a conference  call for 11:00am EST, 8:00am PST,
Tuesday  Nov.  15th  to  discuss  the  financials.   Call   1-480-629-9692   (or
1-877-941-9205), just prior to the scheduled call time. The conference call title, "Third Quarter Financials," may be requested. *

The above information and following table contains supplemental information regarding income and cash flow from operations for the 3 & 9 months respectively ended Sept 30, 2011 and 2010. Adjustments to exclude depreciation, stock option expenses, one time charges and certain other expenses are given. This financial information is a non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the non-GAAP financial measures is as follows:


                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
           For 3 Months Ended Sept. 30 (9 Months Operating Cash Flow)
                                   (Unaudited)
-------------------------------------------------------------------------------
                                                   3 months ended Sept. 30
                                                    2011          2010
                                               --------------------------------
Revenue                                        $3,861,195         $2,676,921

Net income (loss) GAAP                         $  (92,293)        $ (155,415)

Net income (loss) per common share - basic.
GAAP                                           $    (0.01)        $    (0.01)
3 month weighted average shares used in
computing per share amounts - basic. GAAP      13,169,991         13,962,567

                                                 9 month Operating Cash Flow
                                                       Ended Sept. 30
                                               --------------------------------
Operating Cash flow (9 months). NON-GAAP       $1,673,240 a       $1,092,908 b

Operating Cash flow excluding non-operating    $2,324,209 c       $1,737,521 d
items and items not related to current
operations (9 months). NON-GAAP

Operating Cash flow per share excluding        $     0.18 c       $     0.12 d
non-operating items and items not related to current operations (9 months) - basic.
NON-GAAP

Non-cash Adjustments (9 month)                 $  370,111 e       $  375,022 f

9 month basic weighted average shares used in  13,269,926         13,962,567
computing per share amounts - basic GAAP
-------------------------------------------------------------------------------

Notes: certain items, including items not related to operations or current operating activities of the Company, have been excluded from net income as follows:

a NON-GAAP amount excludes certain non-cash items (depreciation and stock option expenses - $370,111), as well as interest income($53), and income taxes charged (of $882,634 - $20,000). This is a 9 month number as per financials.
b NON-GAAP amount excludes certain non-cash items (depreciation and stock option expenses - $375,022), interest income as well as income taxes charged (of $491,220). This is a 9 month number as per financials.
c NON-GAAP amount excludes certain non-cash items (depreciation and stock option expense - $370,111), as well as interest income($53) and certain items not related to operations or current operating activities; new factory construction and development costs and related interest expense ($650,969), and income tax ($882,634 - $20,000).
d NON-GAAP amount excludes certain non-cash items (depreciation and stock option expense - $375,022), as well as interest income and certain items not related to operations or current operating activities; new factory construction and development costs and related interest expense ($644,613), and income tax expense (of $491,220).
e  NON-GAAP amount represents depreciation and stock option expenses.
f  NON-GAAP amount represents depreciation and stock option  expenses.

Safe Harbor Provision
---------------------

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                615 Discovery Street, Victoria, BC V8T 5G4 CANADA

Contact                         Flexible Solutions International -  Head Office
-------                                                              Jason Bloom
                                                               Tel: 250-477-9969
                                                               Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com

If you have received this news release by mistake or if you would like to be removed from our update list please reply to: Laura@FlexibleSolutions.com To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com.


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